Exhibit 99.1

Jerrick (OTCQB: JMDA) Shareholder Meeting 2020 Questions & Answers

by JEREMY FROMMER 4 days ago in INDUSTRY

Additional insights and information from the question and answer session of Jerrick's 2020 Annual Shareholder Meeting.

Jerrick (OTCQB: JMDA)

Shareholder Meeting 2020

Questions & Answers

After evaluating the data with the host platform for our shareholder meeting, Issuer Direct, we broke an attendance record for an OTCQB company shareholder meeting. Along with that, we received a record amount of questions and felt compelled to both elaborate on those we were able to address on the call and add a number of other interesting insights and questions we received from the rest of our investor community.

Can creators become shareholders or investors, and how?

Jeremy Frommer: Currently, Jerrick trades on the OTCQB market under the symbol JMDA. There are a number of electronic trading systems, including Interactive Brokers, E-Trade, and a few others that allow trading on the OTCQB.

Post the company’s move to the Nasdaq Capital Markets, which is expected in the short term, the new stock symbol will be changed to CRTD and will be available for purchase on all trading platforms that support trading on the Nasdaq, including Robinhood. Creators that are interested in learning more about investing directly in the company and not through the public markets are encouraged to reach out to ir@jerrick.media.

How are you maintaining diversity throughout the company?

Jeremy Frommer: We hire people based on individual potential, which itself creates an organic cycle of diversity and positive selection. Diversity is a part of our culture and maintaining it is one of our key metrics of success. Unique individual perspectives and backgrounds are what makes for a sustainable and successful culture.

Are there financial hurdles to meet for uplisting ?

Jeremy Frommer: There are two key financial hurdles to meet for the uplisting, both of which have numerous components. A great many of these components have already been achieved and there are a few left before our expected uplisting. More information about the process and requirements for uplisting to the Nasdaq Capital Markets can be found here:

What are your headwinds?

Jeremy Frommer: The extended runway inherent in the capital raise we will be completing as part of the uplist gets us the momentum and awareness we’ll need over the next 30-60 days. While we are absolutely happy to have the security that the capital raise provides, the headwinds are simply about awareness. The previous four years have been about validation and proof of concept.

What is the timeframe for Vocal to reach 100K subscribers?

Jeremy Frommer: The data tells us everything. In earnest, it took one year to go from 0 to 5,000 subscribers. It would not surprise me to see us go from 5,000 to 10,000 in under 120 days. 10,000 to 100,000 should take less than half the time it took to get to 10,000, which will have been 16 months. Meaning on the outside I would say it would take an additional 8 months from the time we hit 10,000 to hit 100,000, which would imply $1MM of MRR (monthly recurring revenue). With all that said, I’m not accounting for the many alternative threads of alpha that can provide accelerated numbers such as the success of our Challenges model and our upcoming referral program.

If TikTok is banned in the US, are you able to capitalize on that void?

Jeremy Frommer: No. We look at TikTok the same way we look at YouTube, or any other creator type platform that can easily be embedded into our rich media editor.

Who are your competitors?

Jeremy Frommer: Competition is viewed differently depending on the industry.

We are not looking to replace another platform. We are built to be complementary; our technology culture empowers collaboration.

We throw the word collective around. It's a powerful word, and an even bigger idea. But the collective is the only way to leverage the business environment today.

One of the fundamental reasons why some technology companies are, in a sense, invaluable is they continue to build quality products providing solutions to an ever-growing list of problems. Within a closed ecosystem such as technology platform, this behavior becomes self-accretive as it does in Spotify, Amazon, and Google.

While there are a number of user generated content platforms, we do not point to any one in particular and compare ourselves to them. Some aspects of our company resemble Medium, Patreon, Reddit, and others. But the bottom line is, Vocal is unique in that our goal is to coexist with these companies, not to compete with them.

How has COVID-19 impacted your business?

To keep it simple, the pandemic has ushered in what will be a painful transition to a new way of doing business.

Since the virus hit we implemented dozens of new procedures to provide a productive working environment for our employees at home, as well as in small shifts at the office that revolve around pressing matters that require in-person discussions.

One of our team's favorite books (we read many books together) is The Messy Middle, in which the author Scott Belsky describes the volatility that businesses must endure as they grow. In particular, he discusses how to optimize an organization’s team, resources, and decision-making when experiencing crisis, which most startups inevitably do.

As you may have heard in our Annual Shareholder Meeting, our management team talks about how many seats they’ve sat in at the company. The reason for that wasn’t because we couldn't find a good fit for them, it’s because cross-training and instilling a sense of flexibility created an agile group designed to prevail through periods of volatility.

We continue to monitor developments on a day-by-day basis, and are prepared to adapt in the event that the environment pivots in the future.

Vocal plays a critical role in a post pandemic environment. Digital platforms are an important resource in socially distant society, where travel is restricted and employers are widely implementing work-from-home policies. The total addressable market (TAM) for Vocal is growing exponentially in this new environment.

How do you protect against hate speech on Vocal?

Jeremy Frommer: In general, I will say that there’s a level of positive selection when it comes to the caliber of creators that choose to create on Vocal. I won’t go as far as to say that we never get any questionable or toxic content, but we do get far less than we initially expected when we launched the platform.

It turns out that far more often than not, creators that come to Vocal are motivated to share their stories, their perspectives and feelings, and not to provoke or incite. Short form platforms are inherently more conducive to hate speech. It’s easy to impulsively post vitriol in a few hundred characters, far less so than on a long form platform like Vocal that emphasizes adherence to our Community Guidelines.

That said, our technology has a proprietary best-in-class moderation system that utilizes data analysis and human curation to protect our communities. Nothing gets published without a set of human eyes reviewing and approving.

What is your acquisition strategy?

Jeremy Frommer: In Q3 2019, we completed our first acquisition with the purchase of Seller's Choice. We will do as many of these kind of deals as we can. All of them are under the strict adherence to our disciplines and internal committee approvals.

Seller's Choice was a great success. At our max we had nearly 40 people working together between both companies, made up of 14 individuals from Seller's Choice and nearly 26 people from Jerrick. Today the entire company has 25 employees. Four of them are dedicated to Seller's Choice and one of them is a senior member of the Company's Operating Committee.

We have a strict internal approval process for doing these deals, and our board's expertise in the space makes them one of our most important advisory groups, specifically in the mergers and acquisitions space.

Post uplist we are going to further expand exponentially from organic opportunities with acquisitions where we buy a company at a fraction of the metric or multiple of our public stock. Post an acquisition, similar to Seller's Choice, we slice expenses and attempt to create first year accretion to revenues.

Capital structure arbitrage is one of the reasons we structured our company as a public entity and increased our authorized shares in our most recent shareholder meeting. Primary areas of acquisition opportunities are content platforms, agencies, data science companies, direct-to-consumer brands, and more.

Have you considered adding a share button where we can support other creators on our profile?

Justin Maury: Yes. We initially built Vocal’s tipping feature as a way to directly support creators, but as we grow and move forward, one of our priorities is to introduce new ways for you to do so—especially by building accessible alternatives to support creators, further than sending money directly.

Earlier this year we introduced “likes” to the platform, which was a first step in this direction. A “follow” feature is coming up soon on our development roadmap, and we’re also excited about building new ways for you to share other creators’ work, including ways for you to curate and surface stories you loved.

What’s new for Vocal creators?

Justin Maury: Our most recent big feature introduction for creators has been Challenges. We introduced creator Challenges earlier this year, which allow creators to enter themed storytelling contests. These Challenges offer new prompts and cash prizes, so we built them as a means to both spark creativity and get creators outside of their comfort zones, but also as a way to further reward you and help you earn extra money. You can read more about how Challenges work here.

Since the launch of our Challenges feature, we’ve also released weekly Challenges, which are exclusive to Vocal+ creators. These offer new prompts and cash prizes every single week, so for creators who are dedicated to creating stories and looking to participate in new things, this has been a great outlet for creators to stretch their creativity, and we’ve been able to reward creators directly with over $100,000 so far in cash prizes and associated donations.

How do you plan on getting creator stories to reach more people?

Justin Maury: There are a number of ways for creators to share stories—social media is a particularly powerful one, and we encourage all creators to learn to use it as a tool to reach new audiences with their stories. Many creators have also found success through search engine results; Vocal’s communities have strong SEO value, and creators who write about interest-specific topics frequently find themselves ranking in Google results. These are two major avenues of reaching new audiences that have been very effective for our creators so far.

Going forward, our focus in helping creators reach new audiences will be features to help you get discovered on-platform as well as off. Giving other creators the ability to follow your profile, curate your content, and share it with others right on Vocal is a next step to help you grow your audience.

Could you start allowing music, live music with a message under Vocal rules? Maybe include a small performance with a message?

Justin Maury: Vocal does accept music; in fact, our Beat community is dedicated to music and musicians. We’ve even created a resource guide to help musicians distribute their music and grow an audience on Vocal, which you can find here. If your music exists anywhere on the internet—if you’re on Spotify, Soundcloud, YouTube, Vimeo, or just about any other streaming platform, you can use Vocal to help distribute your work.

While you don't sell the raw user data, could you monetize the signals / analytics from the derived data? That could be very valuable and generate a high multiple for that sleeve of the revenue model.

Justin Maury: Selling data and derivatives from data has definitely proven to generate revenue for a lot of companies online. However, it’s also something that we just don’t believe aligns with our core values.

We collect user data so it can help improve a creator’s experience on the platform, including improving their experience by offering them relevant branded content deals, or ensuring that our brand partners on the platform have an equally positive experience by understanding demographic data about who was most interested in their products or service. But anything further than using data to directly make our own platform more enjoyable and effective for the people who use it just isn’t something that’s in Vocal’s future.

If you create an affiliate program for creators, we can rapidly grow these numbers.

Justin Maury: This is something that we’re actively looking into and working on building out. Keep an eye out over the next several months for the introduction of a referral program.

How do you plan to market Vocal? What media will you be using? Digital, publications?

Justin Maury: We’ve been marketing Vocal primarily digitally via social platforms over the past few years, and this likely will continue to be our approach going forward. However, we also rely on our creators’ audience to bring new and consistent readers to the platform, many of whom ultimately become creators over time, and with the introduction of things like our referral program, this will probably also become more of an avenue of creator growth for us.

As a Vocal+ creator, I was very interested by the statement about research into what an ideal creator is. Can you speak more to what makes an ideal creator?

Justin Maury: To clarify, when we speak about an “ideal” creator, that doesn’t mean that any creator is less than ideal. What it means is that we need to identify who Vocal is built to serve—who will use the platform to its fullest, find value in it, continue to use it, and help move the cycle forward in the way it’s built to work.

In asking, “Who is our ideal creator,” we’re really asking: Who is most likely to become a Vocal+ creator, increase their own earnings over time, participate in Challenges, work with Vocal for Brands on branded content campaigns, and ultimately attract new readers and potential creators to the platform? The more value a creator gets out of Vocal, the more value Vocal sees from their use of the platform, too. This is the basis of the Creatd cycle we spoke about in the presentation.

What we’ve found is that “success” actually looks like a lot of different things to different creators. We’ve done a lot of research into who all of our creators are, what they’re looking to get out of the platform, and we’ve found that creators truly are on every end of the spectrum.

Some creators sign up and start creating because they want to try and earn some extra money; some creators start creating because they’re hoping to grow an audience and gain a following to become a voice of authority in something they’re passionate about; some creators start creating just because it’s something they love to do, and they like having a platform they can use as an outlet, and they don’t care so much about earnings or audience. All of these types of creators have value, they contribute to the platform, and we try to keep all of these goals in mind when we talk about future features and development.

Will it be possible to withdraw earnings before hitting the $35 mark in the future without a monthly subscription?

Justin Maury: The lowered withdrawal minimum is a special feature that’s exclusive to Vocal+ creators. We’re planning to ensure that Vocal+ creators continue to see the benefits of their subscription, including a lower withdrawal minimum than they’d have with a standard free account.

What is the reason that religious stories are not accepted on the platform?

Justin Maury: Our Community Guidelines don’t allow for any content that’s religious in nature. We do understand that that guideline in particular isn't for everyone or every story, and it’s something that we’ve spoken about at length internally. Ultimately, so many other online platforms have unfortunately seen over the past years how divisive and complicated gray areas like religion can make those spaces for all users. That's why our platform just isn't a home for that type of content—our policies don't allow for religious content of any sort in hopes that Vocal remains a safe, creative and open place for everyone.

For Vocal, has there been any thought to improving the editing side of things when articles are submitted?

Justin Maury: Yes. We have planned in our roadmap a way for creators to revert their own published stories back to their drafts, and then resubmitting the drafts for review once the edits are made. That way, creators can take editing into their own hands, while still ensuring that no content is published on the site that hasn’t passed through our moderation team.

How do you plan to expand content while moderating? Pertaining mostly to costs and editorial speed and efficiency.

Justin Maury: Scalability is something that we’ve had in mind ever since the inception of Vocal, and it’s something that we talk about constantly as we continue to grow, with every new feature we develop. And this includes scalability of our moderation process.

It will always be important to us to have a human team of moderators and curators in place. However, as we continue to grow and the number of submissions we see every day continues to increase, it will of course be necessary to increase our capacity for moderation. This may mean eventually introducing more technology to assist moderators and help them do their job more efficiently, or it may mean introducing a community moderation system to assist our own internal moderation team. We’ve discussed many potential routes for moderation in the future, and we’ll have a better idea of what that will look like going forward.